Exhibit 99.1

NEWS RELEASE

Contact:

Sylvia Wheeler

V.P. Investor Relations and Corporate Affairs

650-421-9504

IR@relypsa.com

Relypsa, Inc. Announces Closing of Public Offering of Common Stock

REDWOOD CITY, Calif., April 16, 2014 (GLOBE NEWSWIRE) — Relypsa, Inc. (Nasdaq:RLYP), a biopharmaceutical company, today announced the closing of its public offering of 4,130,611 shares of its common stock at a price to the public of $24.50 per share for gross proceeds of approximately $101 million, which includes the exercise in full by the underwriters of their option to purchase up to 538,775 additional shares of common stock. Relypsa estimates net proceeds from the offering to be approximately $94 million, after deducting underwriting discounts and commissions and estimated offering expenses.

Morgan Stanley, BofA Merrill Lynch and Cowen and Company acted as joint book-running managers for the offering. Stifel and Wedbush PacGrow Life Sciences acted as co-managers.

A registration statement on Form S-1 relating to the shares of common stock sold in this offering was declared effective by the Securities and Exchange Commission on April 10, 2014.

Copies of the registration statement, as amended, can be accessed through the website of the Securities and Exchange Commission at www.sec.gov. This offering is being made solely by means of a prospectus, copies of which may be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by calling 866-718-1649, or by emailing prospectus@morganstanley.com; or BofA Merrill Lynch, 222 Broadway, New York, NY, 10038 Attention Prospectus Department, by email at dg.Prospectus_Requests@baml.com; or Cowen and Company, LLC (c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631- 254-7140).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Relypsa, Inc.

Relypsa, Inc. is a biopharmaceutical company focused on the development and commercialization of non-absorbed polymeric drugs to treat disorders in the areas of renal, cardiovascular and metabolic diseases. The company’s two-part pivotal Phase 3 trial of its lead product candidate, patiromer, for the treatment of hyperkalemia, a life-threatening condition defined as abnormally elevated levels of potassium in the blood, has been completed and the primary and secondary endpoints were met. Relypsa has global royalty-free commercialization rights to patiromer, which has intellectual property protection in the U.S. until at least 2030. More information is available at www.relypsa.com.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Relypsa, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that relate to future events and the actual results could differ significantly from those expressed or implied by the forward-looking statements. Relypsa undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties relating to the business of the Company in general, see Relypsa’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2014, the prospectus for this offering included as part of the Registration Statement on Form S-1/A related to the offering filed with the Securities and Exchange Commission on April 8, 2014 and the final prospectus filed by Relypsa under Rule 424(b) on April 11, 2014, as well as Relypsa’s future periodic reports to be filed with the Securities and Exchange Commission.

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